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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) SEPTEMBER 28, 2005

                             BKF CAPITAL GROUP, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

              1-10024                                   36-0767530
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     (Commission File Number)                 (IRS Employer Identification No.)


 ONE ROCKEFELLER PLAZA, NEW YORK, NEW YORK                           10020
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  (Address of Principal Executive Offices)                         (Zip Code)

                                  212-332-8400
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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


ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

EMPLOYMENT AGREEMENT WITH MR. JOHN C. SICILIANO

On September 28, 2005, BKF Capital Group, Inc. ("BKF") entered into an Employment Agreement with Mr. John C. Siciliano whereby Mr. Siciliano will serve as the Chief Executive Officer and President of each of BKF and John A. Levin & Co. ("Levco"), a subsidiary of BKF. Effective on September 28, 2005, Mr. Siciliano was elected as a member of BKF's board of directors and was also appointed as Chief Executive Officer and president of BKF and Levco. In addition, as previously disclosed and in accordance with his Transition/Separation agreement, Mr. John A. Levin ceased to be Chief Executive Officer of BKF and Levco upon the election of Mr. Siciliano.

            Pursuant to the Employment Agreement, Mr. Siciliano will be paid a base salary of $950,000 per year and will be eligible to receive an annual bonus at the discretion of BKF's board of directors. Mr. Siciliano's base salary and bonus will be re-evaluated annually. As additional consideration for entering into the Employment Agreement, Mr. Siciliano was issued 250,000 restricted shares of BKF's common stock and will be issued options to purchase 250,000 shares of BKF's common stock on December 30, 2005. The term of the Employment Agreement is four years and it is subject to one year automatic renewals unless terminated within 60 days of the expiration of any term. If Mr. Siciliano is terminated by BKF without cause or Mr. Siciliano terminates his employment for good reason (each as defined in the Employment Agreement), he will be entitled to severance payments amounting to any accrued but unpaid amounts owned to Mr. Siciliano, a cash lump sum payment equal to his base salary at the time of termination and pro rated vesting of certain stock options. Mr. Siciliano also agreed not to compete with BKF or to solicit BKF's clients and employees during the term of the Employment Agreement and for six months thereafter.

            From March 2001 until early 2005, Mr. Siciliano served as the director of Global Institutional Services and, thereafter, as an assistant to the CEO at Dimensional Fund Advisors. From April 1998 until January 2001, Mr. Siciliano was the President of Payden & Rygel Investment Group. Prior to that, Mr. Siciliano was employed at Dresdner Kleinwort Benson N.A. LLC, where he served as a Senior Vice President and Director of Western region from 1995 to 1996 and as co-head of North American Corporate Finance from 1996 to 1998. From July 1991 to September 1995, Mr. Siciliano held various positions at Technicolor, Inc. including Executive Vice President and Chief Financial Officer. Mr. Siciliano received a B.A. in Government from Pomona College and an M.B.A. from the Stanford University Graduate School of Business.

LETTER AGREEMENT WITH GLENN AIGEN

On September 28, 2005 BKF and Levin Management Co, Inc. entered into a Letter Agreement with Mr. Glenn A. Aigen, a Senior Vice President and Chief Financial Officer of BKF, detailing the terms of Mr. Aigen's compensation for the year ended December 31, 2005. Pursuant to the terms of the Agreement, Mr. Aigen is to receive at least $1,049,000 in total compensation for the year ended December 31, 2005, which amount would include salary, BKF's contributions to on Mr. Aigen's behalf to the 401(k) plan and any other form of cash compensation received by Mr. Aigen. If, prior to December 31, 2005, Mr. Aigen is terminated by BKF without cause he is entitled to severance payments amounting to any accrued but unpaid amounts owed to Mr. Aigen and a cash lump sum payment equal to his minimum total compensation for 2005 less any compensation payments made to Mr. Aigen during 2005. Mr. Aigen also agreed not to solicit any of BKF's employees through December 31, 2005.

LETTER AGREEMENT WITH NORRIS NISSIM

On September 28, 2005 BKF and Levin Management Co, Inc. entered into a Letter Agreement with Mr. Norris Nissim, Vice President and General Counsel of BKF, detailing the terms of Mr. Nissim's compensation for the year ended December 31, 2005. Pursuant to the terms of the Agreement, Mr. Nissim is to receive at least $600,000 in total compensation for the year ended December 31, 2005, which amount would include salary, BKF's contributions to on Mr. Nissim's behalf to the 401(k) plan and any other form of cash compensation received by Mr. Nissim.

If, prior to December 31, 2005, Mr. Nissim is terminated by BKF without cause he is entitled to severance payments amounting to any accrued but unpaid amounts owed to Mr. Nissim and a cash lump sum payment equal to his minimum total compensation for 2005 less any compensation payments made to Mr. Nissim during 2005. Mr. Nissim also agreed not to solicit any of BKF's employees through December 31, 2005.


ITEM 5.02   ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Incorporated by reference to Item 1.01 above.

ITEM 8.01   OTHER EVENTS

            June 30, 2005, assets under management at Levco were $12.4 billion, down from $13.1 billion a year earlier. Following is a comparison of Levco's assets under management as defined by product and client type:

                                                       JUNE 30,        MARCH 31,     DECEMBER 31,   SEPTEMBER 30,      JUNE 30,
                                                         2005            2005            2004           2004             2004
                                                       --------        ---------     ------------   -------------      --------
LONG-ONLY ACCOUNTS:
Institutional ..................................       $ 2,457         $ 2,723         $ 2,964         $ 2,802         $ 2,692
Sub-Advisory ...................................         2,534           2,744           2,641           2,362           2,491
Non-Institutional ..............................         1,708           1,671           1,713           1,651           1,667
Wrap ...........................................         2,143           2,225           2,319           2,216           2,281
                                                       -------         -------         -------         -------         -------
Total Long-Only ................................         8,842           9,363           9,637           9,031           9,131


ALTERNATIVE STRATEGIES:
Event-Driven ...................................         2,098           2,262           2,568           2,599           2,678
Long-Short Accounts ............................           768             849             792             752             722
Short-Biased ...................................           460             423             422             510             497
Other Private Investment Funds .................           215             193             185             150              97
                                                       -------         -------         -------         -------         -------
Total Alternative Strategies ...................         3,541           3,727           3,967           4,011           3,994
                                                       -------         -------         -------         -------         -------
TOTAL ..........................................       $12,383         $13,090         $13,604         $13,042         $13,125
                                                       =======         =======         =======         =======         =======


            In the second quarter of 2005, the event-driven strategies experienced net redemptions of approximately $198 million. Based on actual redemptions and notices to redeem, it is anticipated that approximately $580 million in additional redemption will be experienced by the event-driven strategies during the period from July 1, 2005 through October 1, 2005. Overall, redemptions from alternative investment strategies during the period from July 1, 2005 through October 1, 2005 are anticipated to be approximately $925 million. During the period from July 1, 2005 to August 1, 2005, approximately $36.6 million in subscriptions were received with respect to alternative investment strategies from unaffiliated investors.

            As previously announced, on August 23, 2005, Mr. John Levin announced his intention to resign as the Chief Executive Officer of BKF on the earlier of October 1, 2005 or the date as of which his successor is retained. Under the terms of the arrangement between Mr. Levin and BKF, Mr. Levin will be able to solicit certain clients of the firm (who represented approximately $2.5 billion in assets under management as of June 30, 2005) and a limited number of firm employees, and BKF will have an economic stake in the revenues generated for Mr. Levin's firm by the clients who move their accounts from BKF.

            Mr. Levin's departure will result in the termination of the short-biased alternative investment strategy (which had $460 million in assets under management as of June 30, 2005), and the announcement of his resignation may result in the loss of accounts (in addition to those he will be able to solicit) and could impact BKF's ability to attract new accounts.

            With respect to the long-only investment strategies, net withdrawals and terminations for the six months ended June 30, 2005 were in excess of $700 million. Since June 30, 2005, BKF has experienced or received notification of net withdrawals and terminations (excluding any accounts that may be solicited by Mr. Levin) of an additional $2.4 billion, including of three of BKF's six largest long-only institutional clients (by revenues).


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

      (c)   EXHIBITS

EXHIBIT     DESCRIPTION
-------     -----------

99.1        Press release, dated September 28, 2005.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  September 29, 2005


                                        BKF CAPITAL GROUP, INC.



                                        By: /s/ Norris Nissim
                                            ----------------------------------
                                            Name:   Norris Nissim
                                            Title:  Vice President, General
                                                    Counsel and Secretary